EXHIBIT 10.5

TD HOLDING CORPORATION
2003 STOCK OPTION PLAN

Section 1.                                          PURPOSE.

The Plan is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain employees of the Company selected for participation in the Plan.  The Plan is designed to grant such employees the opportunity to share in the Company’s long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company.  It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.

Section 2.                                          DEFINITIONS.

(a)                                  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                 “Annual EBITDA” means, for any fiscal year, the Company’s Consolidated EBITDA (as such term is defined in the Company’s Credit Agreement, dated July 22, 2003, among the Company, TD Acquisition Corporation, certain lenders named therein and Credit Suisse First Boston) for such fiscal year.

(c)                                  “Annual EBITDA Target” means:

(i)                                     for fiscal year 2004 (ending September 30, 2004), $134.7 million;

(ii)                                  for fiscal year 2005, $153.6 million;

(iii)                               for fiscal year 2006, $173.7 million;

(iv)                              for fiscal year 2007, $193.5 million; and

(v)                                 for fiscal year 2008, $213.9 million.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Change in Control” means a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder)

directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition..

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Committee” means the Compensation Committee of the Board.

(h)                                 “Company” means TD Holding Corporation, a Delaware corporation.

(i)                                     “Cumulative EBITDA” means, for any fiscal year, the sum of the Annual EBITDA for each fiscal year prior to and including such fiscal year, commencing with fiscal year 2004.

(j)                                     “Cumulative EBITDA Target” means $869.4 million.

(k)                                  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)                                     “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(m)                               “Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.

(n)                                 “Eligible Person” means any Employee.

(o)                                 “Employee” means any person employed by the Company or an Affiliate.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)                                 “Expiration Date” means the date that an Option expires, after which the Option may no longer be exercised.

(r)                                    “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, determined in accordance with Section 6.2 of the Management Stockholders’ Agreement, (ii) at the time of an IPO, the per share price to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported.  If, after an IPO, the Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(s)                                  “Fund” means Warburg Pincus Private Equity VIII, L.P.

(t)                                    “IPO” means an initial public offering of the Stock registered under the Securities Act pursuant to an effective registration statement.

(u)                                 “IPO Date” means the effective date of the registration statement for the IPO.

(v)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)                               “Management Stockholders’ Agreement” means that certain Management Stockholders’ Agreement, dated July 22, 2003, by and among the Company and certain of the Company’s stockholders.

(x)                                   “Merger Agreement” means the Agreement and Plan of Merger, dated as of June 6, 2003, between TD Acquisition Corporation, a Delaware corporation, and the Company.

(y)                                 “New Management Options” means Options that are not Rollover Options.

(z)                                   “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)                            “Option” means any Rollover Option or New Management Option granted pursuant to the Plan.

(bb)                          “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(cc)                            “Participant” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd)                          “Performance Vested Options” shall mean New Management Options to which the vesting schedule set forth in Section 8(b)(ii) hereof applies.

(ee)                            “Plan” means the TD Holding Corporation 2003 Stock Option Plan.

(ff)                                “Principal Stockholder” means Warburg Pincus Private Equity VIII, L.P. and any of its permitted assignees under the Management Stockholders’ Agreement.

(gg)                          “Prior Options” means those options held by Participants prior to the closing of the transactions contemplated by the Merger Agreement that replaced by the Rollover Options.

(hh)                          “Rollover Options” means Options granted to a Participant to replace Prior Options.

(ii)                                  “Securities Act” means the Securities Act of 1933, as amended.

(jj)                                  “Stock” means the common stock of the Company, par value $.001 per share.

(kk)                            “Time Vested Options” shall mean New Management Options to which the vesting schedule set forth in Section 8(b)(i) hereof applies.

(ll)                                  “Warburg Pincus” means Warburg Pincus & Co.

Section 3.                                          ADMINISTRATION.

(a)                                  General.  The Plan shall be administered by the Committee.

(b)                                 Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

(i)                                     Subject to subsection (d) below, to determine from time to time which of the Eligible Persons shall be granted Options, when and how each Option shall be granted, what type or combination of types of Option shall be granted, the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Option, the number of shares of Stock with respect to which an Option shall be granted to each such person, and the Option exercise price;

(ii)                                  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration;

(iii)                               To amend the Plan or an Option as provided in Section 16; and

(iv)                              To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Committee Determinations.  All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(d)                                 Chief Executive Officer Recommendation.  The number of Options granted under the Plan to any individual shall be based upon the recommendations of the Company’s Chief Executive Officer, and the Committee shall not unreasonably object to such recommendations.

Section 4.                                          STOCK SUBJECT TO THE PLAN.

(a)                                  Share Reserve.

(i)                                     Rollover Options.  Subject to Section 10 hereof relating to adjustments, the total number of shares of Stock which may be issued pursuant to the exercise of Rollover Options hereunder shall not exceed, in the aggregate, 25,870 shares of Stock.

(ii)                                  New Management Options.  Subject to Section 10 hereof relating to adjustments, the total number of shares of Stock which may be issued pursuant to the exercise of New Management Options shall not exceed, in the aggregate, 35,340 shares of Stock.  Of the shares reserved for New Management Options, twenty percent (20%) shall be available for grant of Time Vested Options, and eighty percent (80%) shall be available for grant of Performance Vested Options.

(b)                                 Source.  The Stock to be optioned under the Plan shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company on the open market, by private purchase or otherwise.

(c)                                  Reversion of Shares.  If any Option shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Option shall revert to and again become available for issuance under the Plan as a New Management Option.

Section 5.                                          ELIGIBILITY.

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.  Except in the case of Incentive Stock Options, Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees.

Section 6.                                          OPTIONS.

(a)                                  General.  Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Stock purchased on exercise of each type of Option; provided, however, that New Management Options shall be Nonqualified Stock Options.  The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b)                                 Payment for Stock.  Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier’s check, (ii) by surrender to the Company of shares of Stock which have either (A) have been held by the Participant for at least six-months, or (B) were acquired from a person other than the Company, (iii) by a combination of (i) and (ii), (iv) prior to an IPO, by delivery of a notice of “net exercise” to the

Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise, or (v) following an IPO, by any other means approved by the Committee.  Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(c)                                  Transferability of Options.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that subject to the consent of the Committee (such consent not to be unreasonably withheld), a Nonqualified Stock Option may be transferred for legitimate estate planning purposes to immediate family members and/or trusts or partnerships of which such family members are the sole beneficiaries.  The Committee may impose reasonable and customary conditions on any such transfers.

(d)                                 Disqualifying Dispositions.  Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

(e)                                  Termination of Employment or Service.

(i)                                     If prior to the Expiration Date, the Participant’s employment or service with the Company and its Affiliates terminates for any reason other than by reason of the Participant’s death or Disability, then (i) all vesting with respect to the Options shall cease, (ii) any unvested Options shall expire as of the date of such termination, and (iii) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is one-hundred-eighty (180) days after the date of such termination of employment or service.

(ii)                                  If prior to the Expiration Date, the Participant’s employment or service with the Company and its Affiliates terminates by reason of death or Disability, (i) all vesting with respect to the Options shall cease, (ii) any unvested Options shall expire as of the date of such termination, and (iii) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant.  In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom the Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by the Participant at the time of such termination due to death or Disability.

Section 7.                                          ROLLOVER OPTIONS

Rollover Options shall be fully vested as of the date of grant and shall be Nonqualified Stock Options, irrespective of whether the Prior Options which they replace were Incentive Stock Options or Nonqualified Stock Options, except that a Rollover Option which replaces a Prior Option designated as an Incentive Stock Option and is designated as an Incentive Stock Option in a Participant’s Option Agreement shall retain such designation as an Incentive Stock Option and shall not be entitled to any benefit under the Plan not included in the Prior Option such option replaces.  Subject to Section 6(e) hereof and unless provided otherwise in a Participant’s Option Agreement, Rollover Options shall have an Expiration Date of the later to occur of (x) the expiration date of the related Prior Options, or (y) January 1, 2010.

Section 8.                                          NEW MANAGEMENT OPTIONS

(a)                                  General.

(i)                                     Expiration Date.  Subject to Section 8(c) hereof in the case of Incentive Stock Options, no New Management Option granted hereunder shall have an Expiration Date beyond the tenth (10th) anniversary of the date it was granted.

(ii)                                  Exercise Price.  The exercise price per share of Stock for each New Management Option shall be the Fair Market Value of a share of Stock immediately following the Effective Time.

(b)                                 Vesting.  New Management Options shall vest and become exercisable in such manner and on such date or dates set forth in subsections (i) and (ii) below; provided, however, that notwithstanding such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.  Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Participant’s termination of employment or services for any reason.  If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(i)                                     Time Vested Options.  Except as otherwise provided in a Participant’s Option Agreement, twenty percent (20%) of the Time Vested Options granted to a Participant shall vest and become exercisable on the date of grant, and an additional twenty percent (20%) shall vest and become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.  All Time Vested Options shall become fully vested and exercisable upon a Change in Control.

(ii)                                  Performance Vested Options.

(A)                              Vesting Based on Annual Performance.  For each fiscal year of the Company beginning with fiscal year 2004 and ending with fiscal year 2008, ten percent (10%) of the Performance Vested Options granted to a Participant shall be eligible to become vested and exercisable, provided that the

Company has achieved an Annual EBITDA equal to, or in excess of, the Annual EBITDA Target for such fiscal year.  Such Performance Vested Options shall become vested and exercisable as of the date that the Committee verifies that such Annual EBITDA Target has been achieved.  For each such fiscal year, the Committee shall verify whether the Annual EBITDA Target has been achieved, and shall notify the Company’s Chief Executive Officer of its determination with respect thereto, within ten (10) business days after the Committee receives the Company’s audited financial statements for that fiscal year.  If the Company does not achieve the required Annual EBITDA Target for a fiscal year, but achieves the Annual EBITDA Target for the immediately following fiscal year, in addition to any Performance Vested Options that vest and become exercisable in accordance with the preceding sentence, the Performance Vested Options that were eligible for vesting in the immediately prior fiscal year shall also vest and become exercisable as of the date that the Committee verifies (in the manner specified above) that such Cumulative EBITDA Target has been achieved.

(B)                                Cumulative Target. Provided that the Cumulative EBITDA for fiscal year 2008 is equal to, or in excess of, the Cumulative EBITDA Target, fifty percent (50%) of the Performance Vested Options shall become vested and exercisable as of the date that the Committee verifies that such Cumulative EBITDA Target has been achieved.  If the Cumulative EBITDA for fiscal year 2008 is in excess of ninety (90%) of the Cumulative EBITDA Target but less than one hundred percent (100%) of the Cumulative EBITDA Target, for each whole percentage point between ninety percent (90%) and one hundred percent (100%), five (5%) of the Performance Vested Options shall become vested and exercisable as of the date that the Committee verifies that such percentage of Cumulative EBITDA Target has been achieved.  If the Cumulative EBITDA for fiscal year 2008 is less than ninety (90%) of the Cumulative EBITDA Target, no Performance Vested Options shall vest and become exercisable based upon achievement of Cumulative EBITDA Target.  The Committee shall verify whether the Cumulative EBITDA Target has been achieved, and shall notify the Company’s Chief Executive Officer of its determination with respect thereto, within ten (10) business days after the Committee receives the Company’s audited financial statements for fiscal year 2008.

(C)                                Change in Control.  In the event of a Change in Control, (1) if the annualized net rate of return to the Company’s shareholders (excluding any Participants) immediately following the Effective Time from the Effective Time until the date of consummation of such Change in Control (the “NRR”), equals, or is in excess of, twenty five percent (25%), all Performance Vested Options shall vest and become exercisable on the Change in Control; (2) if the NRR is twenty percent (20%), an additional number of Performance Vested Options shall vest and become exercisable such that, in the aggregate, seventy five percent (75%) of the Performance Vested Options shall be vested and exercisable on the Change in Control, and (3) in addition to the number of Performance Vested Options that shall vest in accordance with clause (2) above, for each additional one percent (1%) of NRR in excess of twenty percent (20%) to and including 24.9%, an additional number of Performance Vested Options shall vest and become exercisable such that, in the aggregate, an additional five percent (5%) of the Performance Vested Options shall be vested and exercisable on the Change in Control.  Any Performance Vested Options which have not vested prior to, or upon, a Change in Control, shall terminate.  For purposes of determining NRR, securities of the Company purchased by the Company’s shareholders at the Effective Time shall be valued at the face amount of such securities at such time.  In addition, and for the avoidance of doubt, NRR shall be determined before the dilutive effect of any management fees or carried interest paid to Warburg Pincus by the Fund.

(D)                               Expiration of Unvested Options.  Performance Vested Options which do not vest in accordance with the provisions of this Section 8(b)(ii) shall terminate.

(c)                                  Special Provisions Applicable to Incentive Stock Options.

(i)                                     Exercise Price of Incentive Stock Options.  Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

(ii)                                  Ten Percent (10%)  Shareholders.  No Incentive Stock Option may be granted to an Employee who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Option (A) has an exercise price of at least 110 percent (110%) of the Fair Market Value on the date of the grant of such Option; and (B) does not have an Expiration Date after the fifth (5th) anniversary of the date it is granted.

(iii)                               $100,000 Limitation.  To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

Section 9.                                          MANAGEMENT STOCKHOLDERS’ AGREEMENT.

As a condition of the grant of an Option, if a Participant has not previously executed a copy of the Management Stockholders’ Agreement, the Company may require a Participant to execute a copy of the Management Stockholders’ Agreement and to be bound by the terms and conditions contained therein.

Section 10.                                   ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)                                  Capitalization Adjustments.  The aggregate number of shares of Stock which may be granted or purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each outstanding Option, and the price per share thereof in each such Option may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  Any adjustment shall be conclusively determined by the Committee; provided, in each case, the fair value of the Option immediately following any such adjustment shall be equal to the fair value of the Option immediately prior to such adjustment.

(b)                                 Corporate Events.  Notwithstanding subsection (a) above, in the event of (i) a merger or consolidation such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the reorganization or liquidation of the Company (a “Corporate Event”), the Company shall require the successor entity or parent thereof to assume all outstanding Options; provided, however, the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Time Vested Options to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of vested Options will receive a cash payment in respect of cancellation of their Options based on the amount (if any) by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds the applicable exercise price.  If a Corporate Event occurs which does not constitute a Change in Control, the Committee shall take such actions with respect to unvested Performance Vested Options as it considers reasonable and equitable under the circumstances, and to the extent practicable will require the successor entity or parent thereof to assume such options and adjust the vesting schedule thereon in a manner that is designed to ensure treatment thereof that is consistent with Section 8(b)(ii)(A) and (B).

(c)                                  Assumption.  For purposes of Section 10(b) above, an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Event, each holder of an Option would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Option at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity and the successor entity’s equity securities are listed on a national securities exchange or quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System, the Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Option to be solely such equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

(d)                                 Fractional Shares.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

(e)                                  Dividend Equivalent.  In the event of a dividend paid in connection with a recapitalization or similar corporate event, holders of vested Options shall be entitled to receive a dividend equivalent payment equal to the amount such holder would otherwise have been entitled to receive had the Option been fully exercised immediately prior to such transaction.  In no event shall the dividend equivalent be tied to or otherwise dependent upon the exercise of the Option.

Section 11.                                   USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

Section 12.                                   RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Options hereunder until the related Options have been exercised.

Section 13.                                   EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

Section 14.                                   COMPLIANCE WITH LAWS.

The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise of Options unless the Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and such registration is necessary in order to permit issuance of the Stock upon exercise in accordance with the Plan.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

Section 15.                                   WITHHOLDING OBLIGATIONS.

The Company is authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of shares of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by applicable law in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive shares of Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  In addition to the Company’s right to withhold from any compensation paid to the Participant by the Company, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Option by tendering a cash payment or, in the sole discretion of the Committee, by any of the following means or by a combination of such means:  (i) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Option, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (ii) delivering to the Company owned and unencumbered shares of Stock that either (A) have been held by the Participant for at least six-months, or (B) were acquired from a person other than the Company.  For purposes of this Section 15, the term “Company” shall be deemed to mean any Affiliate that may have a tax withholding obligation due to its relationship with a Participant.

Section 16.                                   AMENDMENT OF THE PLAN OR OPTIONS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Options under the Plan, except as contemplated by Section 10 hereof.

(b)                                 No Impairment of Rights.  Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(c)                                  Amendment of Stock Options.  The Committee, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 17.                                   TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the

Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.  Rights under any Option granted before suspension or termination of the Plan shall not be impaired by such suspension or termination of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 18.                                   EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective immediately following the Effective Time.

Section 19.                                   MISCELLANEOUS.

(a)                                  No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(b)                                 Payments Following Accidents or Illness.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(c)                                  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(d)                                 Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the

Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(e)                                  Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(f)                                    Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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